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                                                                    Exhibit 20.1

        ANNUAL CERTIFICATEHOLDERS REPORT
        MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 2001-1 ANNUAL PERIOD ENDING
        DECEMBER 31, 2002

ANNUAL HOLDER'S DISTRIBUTION SUMMARY

Pursuant to Section 5.2, Servicer does hereby declare to the Trustee the following distributions for the calendar year 2002 as set forth below:

Interest Payments

A.      Pursuant to subsection 4.11(g);

        1.      Amount distributed to the Class A Holders               9,302,810.39

        2.      Amount distributed to the Class B Holders                 466,180.45

        3.      Amount distributed to the Collateral Interest Holder      802,954.18

Principal Payments

B.      Pursuant to subsection 4.11(h)(i);

        1.      Amount distributed to the Class A Holders                      $0.00

        2.      Amount distributed to the Class B Holders                      $0.00

        3.      Amount distributed to the Collateral Interest Holder           $0.00
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                          AFCO CREDIT CORPORATION, as Servicer


                         By   /s/ C. Leonard O'Connell
                          Name:  C. Leonard O'Connell
Dated March 21, 2003      Title: Senior Vice President & Chief Financial Officer